                                                                     Exhibit 4.2










                           THE PHOENIX COMPANIES, INC.

                                       AND

                                 SUNTRUST BANK,

                                   AS TRUSTEE





                             -----------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                          DATED AS OF DECEMBER 20, 2002

                            ------------------------

     THIS SUPPLEMENTAL INDENTURE No. 1 (this "SUPPLEMENTAL INDENTURE NO. 1"), dated as of December 20, 2002, is between THE PHOENIX COMPANIES, INC., a Delaware corporation (the "COMPANY"), and SUNTRUST BANK, a Georgia banking corporation, as Trustee (the "TRUSTEE").

                                 R E C I T A L S

     WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee a Subordinated Indenture dated as of December 20, 2002 (the "BASE INDENTURE" and together with this Supplemental Indenture No. 1, the "INDENTURE"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

     WHEREAS, Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301 of the Base Indenture;

     WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 6.60% Notes due 2008 (the "NOTES"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1 and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01 Relation to Base Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

     Section 1.02. Definition Of Terms. For all purposes of this Supplemental Indenture No. 1:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, or, if not defined in the Base Indenture, in the Purchase Contract Agreement, the Pledge Agreement or the Remarketing Agreement;

          (b) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e)  the following terms have the meanings given to them in this
     Section 1.02(e):

     "ACCOUNTING EVENT" means the receipt at any time prior to the earlier of the date of any Successful Remarketing and the Purchase Contract Settlement Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles", from the Company's independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules after the date hereof, the Company must either (i) account for the Purchase Contracts as derivatives under SFAS 133 or (ii) account for the Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Notes.

     "APPLICABLE PRINCIPAL AMOUNT" means the aggregate principal amount of the Notes that are components of Corporate Units on the Special Event Redemption Date.

     "BENEFICIAL OWNER" shall have the meaning specified in the Purchase Contract Agreement.

     "BUSINESS DAY" shall have the meaning specified in the Purchase Contract Agreement.

     "COMPOUNDED INTEREST" shall have the meaning set forth in Section 2.06(a).

     "CORPORATE UNITS" shall have the meaning specified in the Purchase Contract Agreement.

     "COUPON RATE" shall have the meaning set forth in Section 2.05(a).

     "DEFERRED INTEREST" shall have the meaning set forth in Section 2.06(a).

     "DEPOSITARY" means a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for the Corporate Units pursuant to the Purchase Contract Agreement.

     "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

     "EXTENSION PERIOD" shall have the meaning set forth in Section 2.06(a).

     "FINAL REMARKETING PRICE" shall have the meaning set forth in Section 8.02(b).

     "GLOBAL NOTES" shall have the meaning set forth in Section 2.04.

     "INTEREST PAYMENT DATE" shall have the meaning set forth in Section
2.05(b).

     "MATURITY DATE" shall have the meaning specified in Section 2.02.

     "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of December 20, 2002 among the Company, SunTrust Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and SunTrust Bank, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, as amended from time to time.

     "PURCHASE CONTRACT AGREEMENT" means the Purchase Contract Agreement, dated as of December 20, 2002, between the Company and SunTrust Bank, as Purchase Contract Agent, as amended from time to time.

     "PURCHASE CONTRACT SETTLEMENT DATE" means February 16, 2006.

     "PUT PRICE" shall have the meaning set forth in Section 8.05.

     "PUT RIGHT" shall have the meaning set forth in Section 8.05.

     "QUOTATION AGENT" means any primary U.S. government securities dealer selected by the Company.

     "RECORD DATE" means, with respect to any Interest Payment Date for the Notes, the first Business Day of the calendar month in which such Interest Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Interest Payment Date so long as such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Interest Payment Date.

     "REDEMPTION AMOUNT" shall mean, for each Note, an amount equal to the product of the principal amount of that Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount.

     "REDEMPTION PRICE" shall mean, for each Note, the Redemption Amount plus any accrued and unpaid interest, including Deferred Interest, on such Note to but excluding the Special Event Redemption Date.

     "REMARKETED NOTES" shall have the meaning specified in the Remarketing Agreement.

     "REMARKETING AGENT" means Morgan Stanley & Co. Incorporated, or any successor thereto or replacement Remarketing Agent appointed by the Company pursuant to the Remarketing Agreement.

     "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of December 20, 2002, among the Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent and SunTrust Bank, as Purchase Contract Agent, as amended from time to time.

     "REMARKETING FEE" shall have the meaning specified in the Remarketing Agreement.

     "REMARKETING PRICE" shall have the meaning set forth in Section 8.02(a).

     "RESET EFFECTIVE DATE" means the date three Business Days following the date of a Successful Remarketing pursuant to which the Coupon Rate is reset to a Reset Rate.

     "RESET RATE" means the interest rate per annum on the Notes determined by the Remarketing Agent (i) in the case of a Successful Remarketing prior to the Final Remarketing Date, as the rate necessary to remarket the Remarketed Notes at a price per Remarketed Note such that the aggregate price for the Remarketed Notes is equal to approximately 100.25% (but not less than 100%, net of any Remarketing Fee and any other fees and expenses) of the sum of the Treasury Portfolio Purchase Price and Separate Notes Purchase Price, and (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Remarketed Notes at a price per Remarketed Note such that the aggregate price for the Remarketed Notes is equal to approximately 100.25% (but not less than 100%, net of any Remarketing Fee and any other fees and expenses) of the aggregate principal amount of the Remarketed Notes; provided that if there are no Corporate Units outstanding and none of the Holders elect to have Separate Notes held by them remarketed, or in the case of a Failed Remarketing, the interest rate payable on the Notes will not be reset and the interest rate payable on the Notes shall continue to be the Coupon Rate; provided further that in no event shall the Reset Rate (i) be less than the Coupon Rate or (ii) exceed the maximum rate, if any, permitted by applicable law.

     "SEPARATE NOTES" means Notes that are no longer a component of Corporate Units.

     "SPECIAL EVENT" shall mean either a Tax Event or an Accounting Event.

     "SPECIAL EVENT REDEMPTION" means the redemption of the Notes pursuant to the terms hereof following the occurrence of a Special Event.

     "SPECIAL EVENT REDEMPTION DATE" shall have the meaning set forth in Section 3.01.

     "TAX EVENT" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, at any time prior to the earlier of (x) the date of any Successful Remarketing and (y) the Purchase Contract Settlement Date, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial increase in the risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

     "TREASURY PORTFOLIO" means a portfolio of (i) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount at maturity equal to the Applicable Principal Amount, and (ii) (x) in the case of a Successful Remarketing prior to the Final Remarketing Date, for the scheduled Interest Payment Date on the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the Purchase Contract Settlement Date on the Applicable Principal Amount, and (y) in the case of a Special Event Redemption, for each scheduled Interest Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Interest Payment Date on the Applicable Principal Amount.

     "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time) (i) in the case of a Special Event Redemption, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date, and (ii) in the case of any Successful Remarketing prior to the Final Remarketing Date, on the date of such Successful Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following the date of such Successful Remarketing.

     The terms "COMPANY," "TRUSTEE," "INDENTURE," "BASE INDENTURE" and "NOTES" shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 1 and the paragraph preceding such recitals.



                                   ARTICLE 2
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

     Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as 6.60% Notes due February 16, 2008 limited in aggregate principal amount to $150,000,000 (or up to $172,500,000 to the extent that the Underwriters' over-allotment option is exercised). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

     Section 2.02. Maturity. Unless a Special Event Redemption occurs prior to the Maturity Date (defined below), the date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 16, 2008 (the "MATURITY DATE").

     Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

     The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

     Section 2.04. Global Notes. Notes that are no longer a component of the Corporate Units (as defined in the Purchase Contract Agreement) and are released from the Collateral Account (as defined in the Pledge Agreement) will be issued in permanent global form (a "GLOBAL NOTE"), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     Section 2.05. Interest. (a) The Notes will bear interest initially at the rate of 6.60% per year (the "COUPON RATE") from the original date of issuance through and including the earlier of (i) the Maturity Date and (ii) the day immediately preceding any Reset Effective Date. In the event of a Successful Remarketing of the Notes, the Coupon Rate may be reset by the Remarketing Agent at the appropriate Reset Rate with effect from the related Reset Effective Date, as set forth in Section 8.03. If the Coupon Rate is so reset, the Notes will bear interest at the Reset Rate from the related Reset Effective Date until the principal thereof and interest thereon is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and payment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter.

     (b) Subject to Section 2.06, interest on the Notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "INTEREST PAYMENT Date"), commencing February 16, 2003, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date. Interest on the Notes shall accrue from December 20, 2002.

     (c) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     Section 2.06.  Extension Of Interest Payment Period.

     (a) The Company shall have the right at any time and from time to time, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of the Notes to any subsequent Interest Payment Date, but not beyond November 16, 2005 (an "EXTENSION PERIOD"). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Interest Payment Date, but not beyond November 16, 2005. During any Extension Period, including as the same may be extended as provided in the preceding sentence, no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.06, will accrue additional interest at the rate of 7.25% per annum to but excluding the date of payment, compounded quarterly for each quarter of such Extension Period ("COMPOUNDED INTEREST"). At the end of each Extension Period, including as the same may be extended as provided above, the Company shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "DEFERRED INTEREST") that shall be payable to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not extend beyond November 16, 2005. No interest shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Company, at its option, may prepay on any Interest Payment Date all or any portion of the Deferred Interest accrued during the then elapsed portion of such Extension Period.

     (b) The Company shall give written notice to the Trustee (and the Trustee shall give notice thereof to Holders of Notes) of its election to extend any interest payment period, the expected length of any such Extension Period and any extension of any Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Interest Payment Date on which interest would have been payable except for the election to begin or extend the Extension Period, or (ii) the date the Trustee is required to give notice to any securities exchange or to Holders of Notes of such Record Date or such Interest Payment Date.

     (c) The Company shall give written notice to the Trustee (and the Trustee shall give notice thereof to Holders of Notes) of the end of an Extension Period or its election to pay any portion of the Deferred Interest on an Interest Payment Date prior to the end of an Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Interest Payment Date on which such Extension Period shall end or such payment of Deferred Interest shall be made or (ii) the date the Trustee is required to give notice to any securities exchange or to Holders of Notes of such Record Date or such Interest Payment Date.

     (d) In addition to the covenants contained in Article Ten of the Base Indenture, the Company covenants and agrees for the benefit of the Holders of the Notes that, during the continuance of any Extension Period, the Company shall not:

          (i) declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company's capital stock;

          (ii) permit any Subsidiary of the Company to declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company's or such Subsidiary's capital stock; provided that the foregoing will not restrict any Subsidiary of the Company from declaring or paying such dividends, or making such distributions, to the Company or any other Subsidiary of the Company;

          (iii) make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any security that ranks pari passu with the Notes; or

          (iv) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the Notes or make any guarantee payments with respect to any guarantee by the Company of the Indebtedness of any Subsidiary of the Company if such guarantee ranks subordinate in right of payment to the Notes.

     Section 2.07.  Subordination.

     (a) The provisions of Article Twelve of the Base Indenture shall initially apply to the Notes.

     (b) Notwithstanding Section 2.07(a), from and after November 16, 2005, unless an Event of Default set forth in Sections 501(4) or (5) of the Base Indenture shall have occurred and be continuing (without regard, in the case of Section 501(4), to the period of continuance referred to therein), (i) the provisions of Article Twelve of the Base Indenture shall no longer apply to the Notes, (ii) the Notes shall rank equally in right of payment to all of the then-existing and future unsubordinated Indebtedness of the Company and (iii) the Notes shall be considered Senior Indebtedness pursuant to the definition thereof in the Base Indenture and for the purposes of the application of Article Twelve of the Base Indenture to any Securities, other than the Notes, issued pursuant to the Base Indenture.

     Section 2.08. No Defeasance. The provisions of Article 13 of the Base Indenture shall not apply to the Notes.

     Section 2.09. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.


                                   ARTICLE 3
                             REDEMPTION OF THE NOTES

     Section 3.01. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a

Successful Remarketing or the Purchase Contract Settlement Date, at a price per Note equal to the Redemption Price, payable on the date of redemption (the "SPECIAL EVENT REDEMPTION DATE") to the Holders of the Notes registered at the close of business on the Record Date for such Interest Payment Date. If the Company so elects to redeem the Notes, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury Portfolio Purchase Price. Notice of any Special Event Redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Special Event Redemption Date to each registered Holder of the Notes at its registered address. In addition, the Company shall notify the Collateral Agent in writing that a Special Event has occurred and that the Company intends to redeem the Notes on the Special Event Redemption Date. Unless the Company defaults in the payment of the Redemption Price, on and after the Special Event Redemption Date, (a) interest shall cease to accrue on the Notes, (b) the Notes shall become due and payable at the Redemption Price, and (c) the Notes shall be void and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price). Following the notice of a Special Event Redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Notes to be redeemed.

     Except as set forth in this Section 3.01, the Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article Eleven of the Base Indenture.

     Section 3.02. Redemption Procedures. On or prior to the Special Event Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Special Event Redemption Date, the aggregate Redemption Price for all outstanding Notes. In exchange for any Notes surrendered for redemption on or after the Special Event Redemption Date, the Trustee shall pay an amount equal to the Redemption Price (a) to the Collateral Agent, in the case of Notes that are included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Pledge Agreement, and (b) to the holders of the Separate Notes, in the case of Separate Notes.


                                   ARTICLE 4
                                  FORM OF NOTE

     Section 4.01. Form Of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.


                                   ARTICLE 5
                             ORIGINAL ISSUE OF NOTES

     Section 5.01. Original Issue Of Notes. Notes in the aggregate principal amount of $150,000,000 (or up to $172,500,000 to the extent that the Underwriters' over-allotment option is exercised) may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).


                                   ARTICLE 6
                             ORIGINAL ISSUE DISCOUNT

     Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

     Section 7.03. New York Law To Govern. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 7.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Notes, but this Supplemental Indenture No. 1 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 7.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE 8
                                  REMARKETING

     Section 8.01. Remarketing Procedures. (a) Unless a Special Event Redemption or a Successful Remarketing has occurred prior to the applicable Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Notes. The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Remarketing Date, that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Notes, Corporate Units and Treasury Units of the procedures to be followed in the applicable Remarketing.

     (b) Each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent prior to 5:00 P.M. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date (but no earlier than the Interest Payment Date immediately preceding the applicable Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 5:00 P.M. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to
Section 5.07(c) of the Pledge Agreement, promptly after 11:00 A.M., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Notes to be tendered for remarketing and shall cause such Separate Notes to be presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract Agreement, Notes that are components of Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

     (c) The right of each Holder of Remarketed Notes to have such Notes remarketed and sold on any Remarketing Date shall be limited to the extent that
(i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (d) Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     Section 8.02. Remarketing. (a) Unless a Special Event Redemption has occurred prior to the Initial Remarketing Date, on the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket the Remarketed Notes at a price (the "REMARKETING PRICE") equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Notes at such rate, at a rate below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100%, net of any Remarketing Fee and any other fees and expenses) of the sum of the Treasury Portfolio Purchase Price and the Separate Note Purchase Price.

     (b) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to the Second Remarketing Date, on the Second Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the Remarketing Price. In the case of a Failed Second Remarketing and unless a Special Event Redemption has occurred prior to the Third Remarketing Date, on the Third Remarketing Date, the

Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the Remarketing Price. In the case of a Failed Third Remarketing and unless a Special Event Redemption has occurred prior to the Final Remarketing Date, on the Final Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at a price (the "FINAL REMARKETING PRICE") equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Notes at such rate, at a rate below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100%, net of any Remarketing Fee and any other fees and expenses) of the aggregate principal amount of the Remarketed Notes. It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100% (net of any Remarketing Fee and any other fees and expenses) of the sum of the Treasury Portfolio Purchase Price and the Separate Note Purchase Price, in the case of a Remarketing other than the Final Remarketing, or 100% (net of any Remarketing Fee and any other fees and expenses) of the aggregate principal amount of the Remarketed Notes, in the case of the Final Remarketing.

     Section 8.03. Reset Rate. (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketed Notes should bear in order to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing.

     (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event (i) be less than the Coupon Rate or (ii) exceed the maximum rate permitted by applicable law and the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

     (c) In the event of a Failed Remarketing or if no Notes are included in Corporate Units and none of the holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.

     (d) In the event of a Successful Remarketing, the Coupon Rate shall be reset at the Reset Rate as determined by the Remarketing Agent under the

Remarketing Agreement. The Company shall cause a notice of the Reset Rate to be published in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

     Section 8.04. Failed Remarketing. (a) If, by 4:00 p.m. (New York City time) on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions of the Remarketing Agreement, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise, by telephone, the Depositary, the Purchase Contract Agent and the Company, and return the Remarketed Notes to the Collateral Agent or the Custodial Agent, as the case may be.

     (b) The Company shall cause a notice of such Failed Remarketing to be published in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

     Section 8.05. Put Right. If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the Holders of Separate Notes will have the right (the "PUT RIGHT") to require the Company to purchase their Notes on April 1, 2006 (the "EXERCISE DATE") upon a notice to the Trustee on or prior to the fifth Business Day prior to the Exercise Date, at a price per Note equal to $25.00 plus accrued and unpaid interest to but excluding the Exercise Date (the "PUT PRICE"). If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the Company shall notify, not more than ten (10) days after the Purchase Contract Settlement Date, Beneficial Owners of the Separate Notes of the procedures to be followed if any Holder elects to exercise its Put Right.

     Section 8.06. Additional Event of Default. In addition to the events listed as Events of Default in Section 501 of the Base Indenture, it shall be an additional Event of Default with respect to the Notes, if the Company defaults in the payment of the Put Price with respect to any Separate Note following the exercise of the Put Right by any Holder in accordance with Section 8.05.


                                   ARTICLE 9
                                 TAX TREATMENT

     Section 9.01. Tax Treatment. The Company agrees, and by acceptance of the Notes, each holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Note and the Purchase

Contract constituting the Corporate Units and (2) to treat the Notes as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address:
The Phoenix Companies, Inc., Investor Relations Department, One American Row, Hartford, Connecticut 06102. The comparable yield of the Notes is 7.41%.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                               THE PHOENIX COMPANIES, INC.


                                               By:  /s/ Naomi Baline Kleinman
                                                    --------------------------
                                                    Name:  Naomi Baline Kleinman
                                                    Title: Vice President


                                               By:  /s/ Carole A. Masters
                                                    --------------------------
                                                    Name:
                                                    Title:


Attest:

/s/ John R. Flores
--------------------------
Name:  John R. Flores
Title: Assistant Secretary
                                               SUNTRUST BANK, as
                                               Trustee


                                               By:  /s/ Leigh S. Mullis
                                                    --------------------------
                                                    Name:  Leigh S. Mullis
                                                    Title: Vice President

Attest:


/s/ B.A. Donaldson
--------------------------
Name:  B.A. Donaldson
Title: Vice President

/s/ Olga G. Warren
--------------------------
Name:  Olga G. Warren
Title: Group Vice President

                                                                       EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                           THE PHOENIX COMPANIES, INC.

                        6.60% Notes due February 16, 2008

                                                              CUSIP:  71902E505

No. _______                                                   $ __________


     THE PHOENIX COMPANIES, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred

to), for value received, hereby promises to pay to___________, or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto, which amount shall not exceed _________, on February 16, 2008 (such date is hereinafter referred to as the "MATURITY DATE"), and to pay interest thereon from December 20, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to the right to defer interest as provided in the Indenture hereinafter referred to, quarterly in arrears on February 16, May 16, August 16 and November 16 (each, an "INTEREST PAYMENT DATE") of each year, commencing February 16, 2003, at the rate of 6.60% per annum through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of 6.60% per annum on any overdue principal and payment of interest through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date.

     Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                          THE PHOENIX COMPANIES, INC.


                                          By: __________________________________
                                               Name:
                                               Title:


                                          By: __________________________________
                                               Name:
                                               Title:



Attest:


By: ______________________
     Name:
     Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

Dated: _____________

SUNTRUST BANK,
as Trustee

By: ____________________
    Authorized Signatory

                             FORM OF REVERSE OF NOTE

     This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued and to be issued in one or more series under a Subordinated Indenture (the "BASE INDENTURE"), dated as of December 20, 2002, between the Company and SunTrust Bank, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 1, dated as of December 20, 2002, between the Company and the Trustee (the "SUPPLEMENTAL INDENTURE NO. 1" and together with the Base Indenture, the "INDENTURE"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000 (or up to $172,500,000 to the extent that the Underwriters' over-allotment option is exercised).

     All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

     Subject to the terms and conditions of Section 2.06 of the Supplemental Indenture No. 1, the Company shall have the right at any time and from time to time, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of the Notes to any subsequent Interest Payment Date, but not beyond November 16, 2005 (an "EXTENSION PERIOD"). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Interest Payment Date, but not beyond November 16, 2005. During any Extension Period, including as the same may be extended as provided in the preceding sentence, no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 2.06 of the Supplemental Indenture No. 1, will accrue additional interest at the rate of 7.25% per annum to but excluding the date of payment, compounded quarterly for each quarter of such Extension Period ("COMPOUNDED INTEREST"). At the end of each Extension Period, including as the same may be extended as provided above, the Company shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "DEFERRED INTEREST") that shall be payable to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date.

     The indebtedness evidenced by this Note is initially, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Subject to the terms and conditions of the Indenture, from and after November 16, 2005, unless an Event of Default set forth in Sections 501(4) or
(5) of the Base Indenture shall have occurred and be continuing (without regard, in the case of Section 501(4) to the period of continuance referred to therein),
(i) the subordination provisions set forth in Article Twelve of the Base Indenture shall no longer apply to this Note, (ii) the indebtedness represented by this Note shall rank equally in right of payment to all of the then-existing and future unsubordinated Indebtedness of the Company and (iii) the indebtedness represented by this Note shall be considered Senior Indebtedness pursuant to the definition thereof in the Base Indenture and for the purposes of the application of Article Twelve of the Base Indenture to any Securities other than the Notes issued pursuant to the Base Indenture.

     If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Note equal to the Redemption Price as set forth in the Indenture. Except as set forth in the preceding sentence and in Section 3.01 of the Supplemental Indenture No. 1, the Company may not redeem the Notes at its option prior to the Maturity Date.

     Pursuant to Section 8.05 of the Supplemental Indenture No. 1, if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the Holders of Separate Notes will have the right to require the Company to purchase their Notes on April 1, 2006 (the "EXERCISE DATE") upon a notice to the Trustee on or prior to the fifth Business Day prior to the Exercise Date, at a price per Note equal to $25.00 plus accrued and unpaid interest to but excluding the Exercise Date.

     The Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance or covenant defeasance.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, subject to the interest period extension provisions of the Indenture, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Company agrees, and by acceptance of the Notes, each Holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Notes as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: The Phoenix Companies, Inc., c/o Investor Relations Department, One American Row, Hartford, Connecticut 06102.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

_______________________________________________________________________________

_______________________________________________________________________________

(Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _____________

                                              Signature:

                                              ______________________



                                              Signature Guarantee:______________


(Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


By: _____________________
    Name
    Title:





                                              ______________________________
                                              as Trustee


                                              By: __________________________
                                                  Name
                                                  Title:


Attest:


By: ____________________________
    Name
    Title:

                   SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $_________. The following increases or decreases in a part of this Note have been made:


                                                     PRINCIPAL
                                                      AMOUNT
               AMOUNT OF          AMOUNT OF         OF THIS NOTE
              DECREASE IN        INCREASE IN       FOLLOWING SUCH       SIGNATURE OF
            PRINCIPAL AMOUNT   PRINCIPAL AMOUNT     DECREASE (OR         AUTHORIZED
   DATE       OF THIS NOTE       OF THIS NOTE         INCREASE)      OFFICER OF TRUSTEE
----------------------------------------------------------------------------------------

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